Exhibit 99

MASCO DELIVERS SOLID FOURTH QUARTER RESULTING IN

A STRONG 2013 PERFORMANCE

Key Highlights — 2013 Fourth Quarter

•                  Sales increased 9 percent to $2.0 billion

•                  North American sales increased 9 percent

•                  International sales increased 7 percent in local currency

•                  All segments positively contributed to top-line growth

•                  Operating margin (as adjusted) expansion of 210 basis points

TAYLOR, Mich. (February 10, 2014) — Masco Corporation (NYSE: MAS) achieved increased sales and profit in the fourth quarter of 2013.  All five operating segments positively contributed to top-line growth and benefited from North American new home construction activity, repair and remodel activity, new product sales and further stabilization of European economies.

2013 Fourth Quarter Commentary

•                  Net sales from continuing operations increased 9 percent to $2.0 billion, compared with $1.8 billion for fourth quarter 2012.  North American sales increased 9 percent, and international sales increased 11 percent in U.S. dollars and 7 percent in local currency, compared to fourth quarter 2012

•                  Compared to fourth quarter 2012, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross profit margins of 27.1 percent increased 100 bps

•                  Operating profit margins of 7.7 percent increased 210 bps

•                  Income from continuing operations was $0.15 per common share compared to $0.06 per common share

•                  Income (loss) from continuing operations, as reported, was $0.11 per common share compared to $(0.20) per common share in the fourth quarter of 2012

•                  In December, we completed the sale of our Danish ready-to-assemble cabinet business, previously included in discontinued operations

•                  We ended the fourth quarter with approximately $1.5 billion of balance sheet liquidity

2013 Fourth Quarter Operating Segment Results

•                  Plumbing Products’ net sales increased 8 percent, fueled by growth in new products at retail from repair and remodel activity and international sales

•                  Decorative Architectural Products’ net sales increased 6 percent, driven by new products and programs

•                  Cabinets and Related Products’ net sales increased 9 percent, strengthened by increased North American cabinetry dealer channel sales from repair and remodel activity

•                  Installation and Other Services’ net sales increased 15 percent, due to growth in new home construction, commercial and retrofit activity

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•                  Other Specialty Products’ net sales increased 9 percent, led by North American window sales percentage growth in the low teens

“We delivered a strong fourth quarter with improved top and bottom line growth across all five operating segments,” said Masco’s president and CEO, Timothy Wadhams. “Sales growth was driven by new products and increased international sales that outperformed the Eurozone economies.  In North America, we continued to benefit from the growth of new home construction and improved repair and remodel activity and our operating leverage. Our strong fourth quarter performance reflects our ongoing commitment to successfully deliver on our strategic initiatives, which include leveraging our brands, reducing our costs, improving our Installation and Cabinet segments and strengthening our balance sheet.”

2013 Full-Year Commentary

•                  Net sales increased 9 percent to $8.2 billion, compared to 2012

•                  Compared to full-year 2012, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross profit margins were 28.0 percent compared to 26.9 percent

•                  Operating profit margins were 8.8 percent compared to 6.7 percent

•                  Income from continuing operations was $0.77 per common share compared to $0.37 per common share

•                  Income (loss) from continuing operations, as reported, was $0.78 per common share compared to $(0.16) per common share in 2012

•                  Free cash flow exceeded $500 million

“I am very pleased with our full-year 2013 performance,” said Timothy Wadhams.  “We delivered on all of the priorities we identified and communicated at the beginning of the year.  In particular, our strong top-line growth and operating leverage increased our return on sales by over 200 basis points.  In addition, while we were cash flow positive throughout the recession, we generated in excess of $500 million of free cash flow in 2013.  I want to personally thank our associates across the enterprise for delivering a great year in 2013.  Masco is well positioned and Keith will lead an outstanding team into the future.”

Outlook 2014

On January 8, 2014, we announced that Masco’s Board of Directors elected Keith J. Allman to succeed Timothy Wadhams upon his retirement as president and CEO, effective February 14, 2014.

Mr. Allman, who currently serves as a Masco group president, joined Masco in 1998 as vice president of manufacturing for cabinetmaker Merillat Industries.  In 2007, Mr. Allman became president of Delta Faucet Company.  In 2011, he was promoted to group president and has responsibility for Masco’s Plumbing and North American Cabinet businesses.

“I am pleased and excited that Keith will succeed me as Masco’s president and CEO,” said Timothy Wadhams. “I believe that Keith’s proven track record and leadership skills make him the right person at the right time to take Masco to the next level in terms of execution and performance.”

“In 2014, we expect new home construction and repair and remodel activity to show continued improvement in North America and internationally,” said Keith Allman. “Our focus will be to continue to maximize the benefits of this activity and maintain the positive momentum that started for us in the fourth quarter of 2012.  We believe we are well positioned to grow our key brands and to gain market share in

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2014.  We will continue to focus on developing our innovation pipeline, improving our enterprise leverage, driving a high performance culture and focusing on continuous improvement in all we do.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2013 fourth quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, February 11, 2014 at 8:00 a.m. ET.  Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 31401362.  The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 31401362. The telephone replay will be available approximately two hours after the end of the call and continue through February 25, 2014.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements.  Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, and our ability to maintain our competitive position in our industries.  These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission.  Our forward-looking statements in this press release speak only as of the date of this press release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.  Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Additional information about the Company

3

is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor / Media Contact

Maria Duey

Vice President — Investor Relations &

Corporate Communications

313.792.5500

maria_duey@mascohq.com

# # #

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MASCO CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(in millions, except per common share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net sales	$1,998	$1,831	$8,173	$7,495
Cost of sales	1,467	1,380	5,918	5,539
Gross profit	531	451	2,255	1,956

Selling, general and administrative expenses	390	375	1,582	1,535
Charge for litigation settlements, net	—	3	—	77
Impairment charges for goodwill and other intangible assets	—	42	—	42
Operating profit	141	31	673	302

Other income (expense), net	(74)	(61)	(250)	(251)
Gains from financial investments, net	3	4	11	22
Income (loss) from continuing operations before income taxes	70	(26)	434	73

Income tax expense	20	37	111	91
Income (loss) from continuing operations	50	(63)	323	(18)

Income (loss) from discontinued operations, net	6	(17)	(10)	(61)
Net income (loss)	56	(80)	313	(79)

Less: Net income attributable to non-controlling interest	11	7	41	35
Net income (loss) attributable to Masco Corporation	$45	$(87)	$272	$(114)

Income (loss) per common share attributable to Masco Corporation (diluted):
Income (loss) from continuing operations	$0.11	$(0.20)	$0.78	$(0.16)
Income (loss) from discontinued operations, net	0.02	(0.05)	(0.03)	(0.17)
Net income (loss)	$0.12	$(0.25)	$0.76	$(0.33)

Average diluted common shares outstanding	352	349	352	349

Amounts attributable to Masco Corporation:
Income (loss) from continuing operations	$39	$(70)	$282	$(53)
Income (loss) from discontinued operations, net	6	(17)	(10)	(61)
Net income (loss) attributable to Masco Corporation	$45	$(87)	$272	$(114)

Historical information is available on our website.

MASCO CORPORATION

Exhibit A: Reconciliations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(in millions, except per common share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Gross Profit and Operating Profit Reconciliations

Net sales	$1,998	$1,831	$8,173	$7,495

Gross profit, as reported	$531	$451	$2,255	$1,956

Rationalization charges	10	27	33	50
Other Specialty Products - warranty	—	—	—	12

Gross profit, as adjusted	$541	$478	$2,288	$2,018

Gross margin, as reported	26.6%	24.6%	27.6%	26.1%
Gross margin, as adjusted	27.1%	26.1%	28.0%	26.9%

Operating profit, as reported	$141	$31	$673	$302

Rationalization charges	12	30	48	75
Impairment of goodwill and other intangible assets	—	42	—	42
Charge for litigation settlements, net	—	3	—	77
Gain from sales of fixed assets	—	(3)	—	(8)
Other Specialty Products - warranty	—	—	—	12

Operating profit, as adjusted	$153	$103	$721	$500

Operating margin, as reported	7.1%	1.7%	8.2%	4.0%
Operating margin, as adjusted	7.7%	5.6%	8.8%	6.7%

Earnings Per Common Share Reconciliation

Income (loss) from continuing operations before income taxes, as reported	$70	$(26)	$434	$73

Rationalization charges	12	30	48	75
Currency translation expense - Masco Denmark	18	—	18	—
Gains from financial investments, net	(3)	(4)	(11)	(22)
Charge for litigation settlements, net	—	3	—	77
Impairment of goodwill and other intangible assets	—	42	—	42
Gain from sales of fixed assets	—	(3)	—	(8)
Other Specialty Products - warranty	—	—	—	12
Interest carry costs	—	—	—	7

Income from continuing operations before income taxes, as adjusted	97	42	489	256

Tax at 36% rate	(35)	(15)	(176)	(92)

Less: Net income attributable to noncontrolling interest	11	7	41	35

Net income, as adjusted	$51	$20	$272	$129

Income per common share, as adjusted	$0.15	$0.06	$0.77	$0.37

Average diluted common shares outstanding	352	349	352	349

Historical information is available on our website.

MASCO CORPORATION

Condensed Consolidated Balance Sheets and

Other Financial Data - Unaudited

(dollars in millions)

	December 31,	December 31,
Balance Sheet	2013	2012
Assets
Current Assets:
Cash and cash investments	$1,223	$1,040
Short-term bank deposits	321	311
Receivables	1,004	933
Inventories	765	726
Prepaid expenses and other	155	107
Assets held for sale	—	100
Total Current Assets	3,468	3,217
Property and equipment, net	1,252	1,326
Goodwill	1,903	1,894
Other intangible assets, net	149	151
Other assets	161	184
Assets held for sale	—	103
Total Assets	$6,933	$6,875

Liabilities
Current Liabilities:
Accounts payable	$902	$788
Notes payable	6	206
Accrued liabilities	874	823
Short-term liabilities held for sale	—	45
Total Current Liabilities	1,782	1,862
Long-term debt	3,421	3,422
Deferred income taxes and other	967	1,053
Long-term liabilities held for sale	—	4
Total Liabilities	6,170	6,341
Equity	763	534
Total Liabilities and Equity	$6,933	$6,875

	As of
	December 31,	December 31,
Other Financial Data	2013	2012
Working Capital Days
Receivable days	46	47
Inventory days	49	52
Payable days	67	66
Working capital	$867	$938
Working capital as a % of sales (LTM)	10.6%	12.1%

Historical information is available on our website.

MASCO CORPORATION

Condensed Consolidated Statement of Cash Flows

and Other Data - Unaudited

(dollars in millions)

	December 31,	December 31,
	2013	2012
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$607	$245
Working capital changes	38	36
Net cash from operating activities	645	281

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(35)	(8)
Cash dividends paid	(107)	(107)
Dividend paid to noncontrolling interest	(34)	(40)
Credit Agreement costs	(4)	—
Debt, net	(202)	(421)
Net cash for financing activities	(382)	(576)

Cash Flows From (For) Investing Activities:
Capital expenditures	(126)	(119)
Other, net	49	90
Net cash for investing activities	(77)	(29)

Effects of exchange rate changes on cash and cash investments	(3)	11

Cash and Cash Investments:
Increase (decrease) for the year	183	(313)
At January 1	1,040	1,353
At December 31	$1,223	$1,040

	As of December 31,
	2013	2012
Liquidity
Cash and cash investments	$1,223	$1,040
Short-term bank deposits	321	311
Total Liquidity	$1,544	$1,351

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change

Cabinets and Related Products
Net sales	$251	$230	9%	$1,014	$939	8%

Operating loss, as reported	$(6)	$(40)		$(10)	$(89)
Operating margin, as reported	-2.4%	-17.4%		-1.0%	-9.5%

Rationalization charges	2	9		6	18
Accelerated depreciation related to plant closures	—	14		6	16
Operating (loss) profit, as adjusted	(4)	(17)		2	(55)
Operating margin, as adjusted	-1.6%	-7.4%		0.2%	-5.9%

Depreciation and amortization	7	11		35	41

EBITDA, as adjusted	$3	$(6)		$37	$(14)

Plumbing Products
Net sales	$799	$739	8%	$3,183	$2,955	8%

Operating profit, as reported	$88	$65		$394	$307
Operating margin, as reported	11.0%	8.8%		12.4%	10.4%

Rationalization charges	8	5		21	13
Accelerated depreciation related to plant closures	1	2		3	12
Operating profit, as adjusted	97	72		418	332
Operating margin, as adjusted	12.1%	9.7%		13.1%	11.2%

Depreciation and amortization	16	13		61	57

EBITDA, as adjusted	$113	$85		$479	$389

Installation and Other Services
Net sales	$373	$323	15%	$1,412	$1,209	17%

Operating profit (loss), as reported	$15	$6		$37	$(19)
Operating margin, as reported	4.0%	1.9%		2.6%	-1.6%

Rationalization charges	—	—		1	1
Operating profit (loss), as adjusted	15	6		38	(18)
Operating margin, as adjusted	4.0%	1.9%		2.7%	-1.5%

Depreciation and amortization	7	8		28	30

EBITDA, as adjusted	$22	$14		$66	$12

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change

Decorative Architectural Products
Net sales	$408	$386	6%	$1,927	$1,818	6%

Operating profit, as reported	$65	$65		$351	$329
Operating margin, as reported	15.9%	16.8%		18.2%	18.1%

Rationalization charges	1	—		2	—
Operating profit, as adjusted	66	65		353	329
Operating margin, as adjusted	16.2%	16.8%		18.3%	18.1%

Depreciation and amortization	4	3		16	15

EBITDA, as adjusted	$70	$68		$369	$344

Other Specialty Products
Net sales	$167	$153	9%	$637	$574	11%

Operating profit (loss), as reported	$9	$(35)		$35	$(31)
Operating margin, as reported	5.4%	-22.9%		5.5%	-5.4%

Rationalization charges	—	—		2	1
Accelerated depreciation related to plant closures	—	—		4	—
Impairment of goodwill and other intangible assets	—	42		—	42
Warranty	—	—		—	12
Operating profit, as adjusted	9	7		41	24
Operating margin, as adjusted	5.4%	4.6%		6.4%	4.2%

Depreciation and amortization	5	5		19	21

EBITDA, as adjusted	$14	$12		$60	$45

Total
Net sales	$1,998	$1,831	9%	$8,173	$7,495	9%

Operating profit, as reported - segment	$171	$61		$807	$497
General corporate expense, net (GCE)	(30)	(30)		(134)	(126)
Gain from sales of fixed assets	—	3		—	8
Charge for litigation settlements, net	—	(3)		—	(77)
Operating profit, as reported	141	31		673	302
Operating margin, as reported	7.1%	1.7%		8.2%	4.0%

Rationalization charges - segment	11	14		32	33
Accelerated depreciation - segment	1	16		13	28
Rationalization charges - GCE	—	—		3	14
Gain from sales of fixed assets	—	(3)		—	(8)
Charge for litigation settlements, net	—	3		—	77
Impairment of goodwill and other intangible assets	—	42		—	42
Other Specialty Products - warranty	—	—		—	12
Operating profit, as adjusted	153	103		721	500
Operating margin, as adjusted	7.7%	5.6%		8.8%	6.7%

Depreciation and amortization - segment	39	40		159	164
Depreciation and amortization - non-operating	3	1		12	11

EBITDA, as adjusted	$195	$144		$892	$675

Historical information is available on our website.

MASCO CORPORATION

North American and International Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2013 and 2012

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change

North American
Net sales	$1,603	$1,475	9%	$6,634	$6,046	10%

Operating profit, as reported	$131	$35		$649	$360
Operating margin, as reported	8.2%	2.4%		9.8%	6.0%

Rationalization charges	11	10		25	25
Accelerated depreciation related to plant closures	1	14		9	25
Impairment of goodwill and other intangible assets	—	42		—	42
Other Specialty Products - warranty	—	—		—	12
Operating profit, as adjusted	143	101		683	464
Operating margin, as adjusted	8.9%	6.8%		10.3%	7.7%

Depreciation and amortization	29	33		119	129

EBITDA, as adjusted	$172	$134		$802	$593

International
Net sales	$395	$356	11%	$1,539	$1,449	6%

Operating profit, as reported	$40	$26		$158	$137
Operating margin, as reported	10.1%	7.3%		10.3%	9.5%

Rationalization charges	—	4		7	8
Accelerated depreciation related to plant closures	—	2		4	3
Operating profit, as adjusted	40	32		169	148
Operating margin, as adjusted	10.1%	9.0%		11.0%	10.2%

Depreciation and amortization	10	7		40	35

EBITDA, as adjusted	$50	$39		$209	$183

Total
Net sales	$1,998	$1,831	9%	$8,173	$7,495	9%

Operating profit, as reported - segment	$171	$61		$807	$497
General corporate expense, net (GCE)	(30)	(30)		(134)	(126)
Gain from sales of fixed assets	—	3		—	8
Charge for litigation settlements, net	—	(3)		—	(77)
Operating profit, as reported	141	31		673	302
Operating margin, as reported	7.1%	1.7%		8.2%	4.0%

Rationalization charges - segment	11	14		32	33
Accelerated depreciation - segment	1	16		13	28
Rationalization charges - GCE	—	—		3	14
Gain from sales of fixed assets	—	(3)		—	(8)
Charge for litigation settlements, net	—	3		—	77
Impairment of goodwill and other intangible assets	—	42		—	42
Other Specialty Products - warranty	—	—		—	12
Operating profit, as adjusted	153	103		721	500
Operating margin, as adjusted	7.7%	5.6%		8.8%	6.7%

Depreciation and amortization - segment	39	40		159	164
Depreciation and amortization - non-operating	3	1		12	11

EBITDA, as adjusted	$195	$144		$892	$675

Historical information is available on our website.